The Board of Directors
Image Entertainment, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                    /s/  KPMG Peat Marwick LLP

Los Angeles, California
October 9, 1998